Exhibit 99.1

Strongbridge Biopharma plc Reports Fourth Quarter and Full-Year 2019 Financial Results and Provides Corporate Update

~ KEVEYIS®(dichlorphenamide) Full-Year 2019 Revenue of $21.7 Million, a 29 Percent Increase over 2018 Revenue of $16.8 Million ~

~ Full-Year 2020 KEVEYIS®(dichlorphenamide) Revenue Guidance of Approximately $26 to $27 Million; Company Anticipates Continued Positive and Growing Contribution Margin ~

~ Phase 3 LOGICS Study of RECORLEV® (levoketoconazole) has Achieved Approximately 85 Percent Target Enrollment To-Date ~

~ Company Anticipates Reporting Top-Line LOGICS Results at the End of Second Quarter or During the Third Quarter 2020 ~

~ Strongbridge to Host Conference Call Today at 8:30 am ET; Accompanying Slides will be Available at 8:00 am ET via the Investor Section of the Company’s Website ~

Dublin, Ireland and Trevose, Pa., February 25, 2020 – Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today reported financial results for the fourth quarter and full year ended December 31, 2019.

“We are pleased with the continued revenue growth of KEVEYIS® (dichlorphenamide) in 2019, which resulted in a positive and growing contribution margin for the Company. We believe that this revenue growth can be attributed to both a steady flow of referrals from physicians that resulted in new patient starts and improved retention rates, and we expect this growth to continue in 2020,” said John H. Johnson, executive chairman of Strongbridge Biopharma. “In addition to commercial efforts for KEVEYIS, our main priorities are to complete the Phase 3 LOGICS trial and submit a quality new drug application for RECORLEV® (levoketoconazole). Based upon current assumptions, we expect to report top-line data from LOGICS at the end of the second quarter or during the third quarter of this year.”

Corporate & Financial Highlights

Rare Neuromuscular Franchise: KEVEYIS® (dichlorphenamide)

•	Achieved KEVEYIS net product sales of $5.6 million during the fourth quarter of 2019, a 27 percent increase compared to $4.4 million during the fourth quarter of 2018.

•	Full-year 2019 net revenues from sales of KEVEYIS totaled $21.7 million, compared to full-year net revenues of $16.8 million in 2018, a 29 percent increase.
•	Full-year 2020 revenue guidance for KEVEYIS of $26 to $27 million; the Company continues to anticipate a positive and growing KEVEYIS contribution margin in 2020.

Rare Endocrine Franchise: RECORLEV® (levoketoconazole)

•	Enrollment in the Phase 3 LOGICS study of RECORLEV in endogenous Cushing’s syndrome is approximately 85 percent complete; the Company projects that all of the remaining patients required to complete enrollment are currently in the titration and maintenance phase.
•	Based upon current observations, the Company believes that it will report top-line results from the LOGICS study at the end of the second quarter or during the third quarter of 2020.
•	The Company plans to submit a New Drug Application for RECORLEV to the U.S. Food and Drug Administration approximately six months after reporting top-line LOGICS results.

Corporate

•	Strongbridge had $78 million of cash, cash equivalents and marketable securities, and no debt outstanding as of December 31, 2019.
•	As previously announced, the Company has further extended its cash runway guidance by an additional three months, and now believes it can fund operations as currently planned through the third quarter of 2021, at least one-year following anticipated receipt of LOGICS top-line results.

Fourth Quarter 2019 Financial Results

For the three months ended December 31, 2019, basic net loss attributable to ordinary shareholders on a GAAP basis was ($9.0 million), or ($0.17) per share, compared to a basic net income attributable to ordinary shareholders of $84.1 million, or $1.73 per share, for the same period in 2018. During the three months ended December 31, 2019, KEVEYIS revenues were higher for the three months ended December 31, 2019 compared to the same period in 2018. In addition, selling, general, and administrative expenses during the three months ended December 31, 2019 were lower compared to the same period in 2018, due to lower expenses related to KEVEYIS in 2019 and to MACRILEN commercial activities conducted in 2018. The Company also recorded $6.0 million of other income related to the termination of the MACRILEN services agreement. Net income for the three months ended December 31, 2018 was primarily due to a $130.8 million gain on the sale to Novo Nordisk of a subsidiary that held the rights to MACRILEN. This was offset in part by $3.0 million of interest expense and a $21.0 million loss on extinguishment of debt recorded during the three months ended December 31, 2018. The debt was fully repaid in the fourth quarter of 2018 and, therefore, the Company recorded no interest expense or loss on extinguishment of debt during the three months ended December 31, 2019.

For the three months ended December 31, 2019, non-GAAP basic net loss attributable to ordinary shareholders was ($13.5 million), or ($0.25) per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of ($21.9 million), or ($0.46) per share, for the same period in 2018. The decrease in non-GAAP net loss during the three months ended December 31, 2019 was primarily due to interest expense recorded in 2018, lower selling, general, and administrative expenses in 2019, and higher net revenues from KEVEYIS product sales in 2019.

The Company recorded net revenues from sales of KEVEYIS of $5.6 million for the three months ended December 31, 2019, a 27 percent increase compared to net revenues of $4.4 million for the same period in 2018.

Selling, general and administrative expenses were $12.0 million for the three months ended December 31, 2019, compared to $16.2 million for the same period in 2018. The decrease during the 2019 period was due a reduction in expenses related to KEVEYIS in 2019 and due to MACRILEN launch commercial activities conducted in 2018.

Research and development expenses were $8.0 million for the three months ended December 31, 2019, compared to $7.9 million for the same period in 2018.

Year-to-Date December 2019 Financial Results

For the twelve months ended December 31, 2019, basic net loss attributable to ordinary shareholders on a GAAP basis was ($49.5 million), or ($0.91) per share, compared to a basic net income attributable to ordinary shareholders of $31.9 million, or $0.69 per share, for the same period in 2018. During the twelve months ended December 31, 2019, KEVEYIS revenues were higher for the twelve months ended December 31, 2019 compared to the same period in 2018. Selling, general, and administrative expenses during the twelve months ended December 31, 2019 were lower compared to the same period in 2018, due to lower expenses related to KEVEYIS in 2019 and to MACRILEN launch preparation activities conducted in 2018. Also, the Company recorded $6.0 million of other income related to the termination of the MACRILEN services agreement. Net income for the twelve months ended December 31, 2018 was primarily due to a $130.8 million gain on the sale to Novo Nordisk of a subsidiary that held the rights to MACRILEN and an unrealized gain of $16.3 million on the fair value of warrants recorded in 2018 (compared to an unrealized gain of $11.4 million on the fair value of warrants recorded in the same period of 2019). In addition, research and development expenses during the twelve months ended December 31, 2019 were higher compared to the same period in 2018, primarily due to the continued development of RECORLEV. The Company also recorded $1.2 million of MACRILEN net revenues in 2018 prior to the sale of its rights to MACRILEN to Novo Nordisk Healthcare AG in December 2018. These factors were offset in part by $12.5 million of interest expense and a $21.5 million loss on extinguishment of debt recorded during the twelve months ended December 31, 2018. The debt was fully repaid in the fourth quarter of 2018 and, therefore, the Company recorded no interest expense or loss on extinguishment of debt during the twelve months ended December 31, 2019.

For the twelve months ended December 31, 2019, non-GAAP basic net loss attributable to ordinary shareholders was ($53.2 million), or ($0.98) per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of ($77.4 million), or ($1.66) per share, for the same period in 2018. The decrease in non-GAAP net loss during the twelve months ended December 31, 2019 was primarily due to lower selling, general, and administrative expenses in 2019, interest expense recorded in 2018, and higher net revenues from KEVEYIS product sales in 2019, offset in part by higher research and development expenses in 2019 associated with the continued development of RECORLEV and higher MACRILEN net revenue recorded in 2018.

Net revenues were $21.7 million for the twelve months ended December 31, 2019, an increase of $3.7 million compared to the same period in 2018. The Company recorded net revenues from sales of KEVEYIS of $21.7 million for the twelve months ended December 31, 2019, a 29 percent increase compared to KEVEYIS net revenues of $16.8 million for the same period in 2018. For the twelve months ended December 31, 2018, the Company also recorded $1.2 million of net revenues from sales of MACRILEN.

Selling, general and administrative expenses were $49.1 million for the twelve months ended December 31, 2019, compared to $63.3 million for the same period in 2018. The decrease during the 2019 period was due to a reduction in expenses related to KEVEYIS in 2019 and due to MACRILEN launch preparation activities conducted in 2018.

Research and development expenses were $30.9 million for the twelve months ended December 31, 2019, compared to $25.4 million for the same period in 2018. The increase during the 2019 period was primarily due to expenses related to the RECORLEV LOGICS clinical trial and other RECORLEV development activities.

STRONGBRIDGE BIOPHARMA plc

Select Consolidated Balance Sheet Information (unaudited)

(in thousands, except share and per share data)

	December 31,	December 31,
	2019	2018
Consolidated Balance Sheet Data:
Cash and cash equivalents	$57,032	$122,490
Marketable securities	21,072	—
Total assets	117,638	170,285
Total liabilities	45,447	57,330
Total stockholders’ equity	72,191	112,955

STRONGBRIDGE BIOPHARMA plc

Consolidated Statements of Operations and Comprehensive (Loss) Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated Statement of Operations Data:
Revenues:
Net product sales	$5,593	$4,514	$21,676	$18,027
Royalty revenues	13	-	36	-
Total revenues	5,606	4,514	21,712	18,027

Cost and expenses:
Cost of sales (excluding amortization of intangible assets)	$986	$1,125	$3,822	$3,986
Selling, general and administrative	11,970	16,199	49,058	63,336
Research and development	8,029	7,909	30,903	25,441
Amortization of intangible assets	1,256	1,670	5,022	7,187
Total cost and expenses	22,241	26,903	88,805	99,950
Operating loss	(16,635)	(22,389)	(67,093)	(81,923)
Other income, net

Income from field services agreement	7,150	—	12,616	—
Expense from field services agreement	(993)	—	(6,652)	—
Unrealized gain (loss) on fair value of warrants	1,307	(111)	11,386	16,337
Interest expense	—	(2,965)	—	(12,515)
Gain on sale of subsidiary	—	130,832	—	130,832
Loss on extinguishment of debt	—	(21,049)	—	(21,549)
Other income, net	191	273	2,060	1,205
Total income, net	7,655	106,980	19,410	114,310
(Loss) income before income taxes	(8,980)	84,591	(47,683)	32,387
Income tax expense	—	(535)	(1,768)	(536)
Net (loss) income	(8,980)	84,056	(49,451)	31,851
Other comprehensive income
Unrealized gain on marketable securities	3	—	3	—
Comprehensive (loss) income	(8,977)	84,056	(49,448)	31,851

Net (loss) income attributable to ordinary shareholders:
Basic	$(8,980)	$84,056	$(49,451)	$31,851
Diluted	$(8,980)	$84,167	$(60,837)	$15,514
Net (loss) income per share attributable to ordinary shareholders:
Basic	$(0.17)	$1.73	$(0.91)	$0.69
Diluted	$(0.17)	$1.64	$(1.10)	$0.31
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders:
Basic	54,205,852	48,696,269	54,182,499	46,297,088
Diluted	54,205,852	51,373,590	55,383,030	49,724,503

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31, 2019
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders
GAAP	$(16,635)	$(8,980)	$(8,980)	$(0.17)

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$1,256	$1,256	$1,256
Stock-based compensation - Research & Development (b)	$450	$450	$450
Stock-based compensation - Selling, General & Admin. (b)	$1,076	$1,076	$1,076
Unrealized gain on fair value of warrants (c)	—	$(1,307)	$(1,307)
Gain on settlement of field services agreement (d)	—	$(6,000)	$(6,000)
Adjusted	$(13,853)	$(13,505)	$(13,505)	$(0.25)

	Three Months Ended December 31, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders
GAAP	$(22,389)	$84,591	$84,056	$1.73

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$1,670	$1,670	$1,670
Stock-based compensation - Research & Development (b)	$456	$456	$456
Stock-based compensation - Selling, General & Admin. (b)	$1,562	$1,562	$1,562
Unrealized loss on fair value of warrants (c)	—	$111	$111
Loss on extinguishment of debt (f)	—	$21,049	$21,049
Gain on sale of subsidiary (g)	—	(130,832)	(130,832)
Adjusted	$(18,701)	$(21,393)	$(21,928)	$(0.46)

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Twelve Months Ended December 31, 2019
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders
GAAP	$(67,093)	$(47,683)	$(49,451)	$(0.91)

Non-GAAP Adjustments:

Amortization of intangible assets (a)	$5,022	$5,022	$5,022
Stock-based compensation - Research & Development (b)	$2,045	$2,045	$2,045
Stock-based compensation - Selling, General & Admin. (b)	$6,552	$6,552	$6,552
Unrealized gain on fair value of warrants (c)	—	$(11,386)	$(11,386)
Gain on settlement of field services agreement (d)	—	$(6,000)	$(6,000)
Adjusted	$(53,474)	$(51,450)	$(53,218)	$(0.98)

	Twelve Months Ended December 31, 2018
	Operating loss	Loss before income taxes	Net loss attributable to ordinary shareholders	Net loss per share attributable to ordinary shareholders
GAAP	$(81,923)	$32,387	$31,851	$0.69

Non-GAAP Adjustments:

Amortization of intangible asset (a)	$7,187	$7,187	$7,187
Stock-based compensation - Research & Development (b)	$1,795	$1,795	$1,795
Stock-based compensation - Selling, General & Admin. (b)	$6,012	$6,012	$6,012
Unrealized gain on fair value of warrants (c)	—	$(16,337)	$(16,337)
Non-cash interest expense (e)	—	$1,393	$1,393
Loss on extinguishment of debt (f)	—	$21,549	$21,549
Gain on sale of subsidiary (g)	—	$(130,832)	$(130,832)
Adjusted	$(66,929)	$(76,846)	$(77,382)	$(1.66)

(a)	The effects of amortization of the intangible assets and charges related to the impairment of the intangible assets are excluded because these charges are non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(b)	The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(c)	The unrealized gain (loss) on fair value of warrants are excluded due to the nature of this charge, which is non-cash and related primarily to the effect of changes in the company’s stock price at a point in time. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(d)	The gain on settlement of field services agreement is excluded due to the non-recurring nature of this gain. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

(e)	The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

(f)	The loss on extinguishment of debt is excluded due to the non-recurring nature of this charge. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

(g)	The gain on sale of subsidiary is excluded due to the non-recurring nature of this gain. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

Conference Call Details

Strongbridge will host a conference call on Tuesday, February 25 at 8:30 a.m. ET; accompanying slides will be available at 8:00 am ET via the Investor section of the Company’s website. To access the live call, dial (844) 285-7153 (domestic) or (478) 219-0180 (international) with conference ID 4664159. The conference call will also be webcast from the Company’s website at www.strongbridgebio.com under the “Investor/Webcasts and Presentations” section. A replay of the call will be made available for one week following the conference call. To hear a replay of the call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID 4664159.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About KEVEYIS

KEVEYIS® (dichlorphenamide) is indicated for the treatment of primary hyperkalemic periodic paralysis, primary hypokalemic periodic paralysis, and related variants. In clinical studies, the most common side effects of KEVEYIS were a numbness or tingling, difficulty thinking and paying attention, changes in taste, and confusion. These are not all of the possible side effects that you may experience with KEVEYIS. Talk to your doctor if you have any symptoms that bother you or do not go away. You are encouraged to report side effects to Strongbridge Biopharma at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch. For additional KEVEYIS important safety information and the full prescribing information visit www.keveyis.com.

About RECORLEV

RECORLEV® (levoketoconazole) is an investigational cortisol synthesis inhibitor in development for the treatment of patients with endogenous Cushing’s syndrome, a rare but serious and potentially lethal endocrine disease caused by chronic elevated cortisol exposure. RECORLEV is the pure 2S,4R enantiomer of ketoconazole, a steroidogenesis inhibitor. RECORLEV is believed to significantly suppress serum cortisol in healthy subjects and has the potential to be a next-generation cortisol inhibitor.

The Phase 3 program for RECORLEV consists of SONICS and LOGICS: two multinational studies designed to evaluate the safety and efficacy of RECORLEV when used to treat endogenous Cushing’s syndrome. The SONICS study met its primary and secondary endpoints, demonstrating a statistically significant normalization rate of urinary free cortisol at six months. The ongoing LOGICS study is a double-blind, placebo-controlled randomized-withdrawal study of RECORLEV that is designed to supplement the long-term efficacy and safety information supplied by SONICS.

RECORLEV has received orphan drug designation from the FDA and the European Medicines Agency for the treatment of endogenous Cushing's syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the Company’s 2020 revenue guidance, expected cash runway, future cash balances, the potential advantages of RECORLEV, the anticipated timing for the release of top-line data from the LOGICS study and the submission of an NDA for RECORLEV to the FDA, Strongbridge’s strategy, plans, status and results of clinical trials, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients.  Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Investor Relations

Solebury Trout

Mike Biega

+1 617-221-9660

mbiega@soleburytrout.com

Corporate and Media Relations

Elixir Health Public Relations

Lindsay Rocco

+1 862-596-1304

lrocco@elixirhealthpr.com